Exhibit 99.1

Aspira Women’s Health and Cleveland Clinic Expand Strategic Collaboration to Advance AI-Powered Diagnostics in Women’s Health

Collaboration aims to accelerate biomarker discovery, strengthen translational research capabilities, and support scalable clinical validation

AUSTIN, Texas, and CLEVELAND, Ohio, May 26, 2026 — Aspira Women’s Health Inc. (OTCQX: AWHL) (“Aspira” or the “Company”), a bio-analytical company focused on the development of AI-powered, noninvasive diagnostics for women’s health, and Cleveland Clinic have signed an agreement to improve women’s health diagnostics.

Under the terms of this Master Collaboration and License Agreement, Aspira and Cleveland Clinic will collaborate on research projects focused on the discovery and validation of novel biomarker signatures and the development of advanced analytical models intended to improve diagnostic accuracy, clinical utility, and patient care. The agreement also establishes a framework for future platform expansion, including biomarker discovery, data generation, translational development, intellectual property collaboration, and clinical research initiatives.

The organizations aim to expand patient sample access, enhance clinical validation capabilities and support the accelerated development and future commercialization of next generation multiomic diagnostics across women’s health.

“This collaboration marks an important inflection point for Aspira as we continue executing against our strategy to build a category defining women’s health diagnostics platform,” said Mike Buhle, Chief Executive Officer of Aspira Women’s Health. “Over the past year, we have focused on expanding our scientific capabilities, operational foundation, and long-term commercial strategy. Collaborating with Cleveland Clinic significantly enhances our ability to drive meaningful advances in women’s health diagnostics.”

The initiative will be jointly led by Kevin Elias, M.D., Cleveland Clinic, and Todd Pappas, Ph.D., Aspira Women’s Health, alongside multidisciplinary translational research teams. “We believe the integration of multiomic biomarkers with advanced AI-driven analytics represents a highly promising frontier in precision diagnostics,” said Dr. Elias, Lilli and Seth Harris Endowed Chair for Ovarian Cancer Research at Cleveland Clinic. “We have already demonstrated the potential of this approach to improve ovarian cancer diagnostics, and we believe it can be applied more broadly across women’s health. This collaboration brings together complementary scientific, clinical, translational, and commercial expertise with the shared goal of advancing more accurate noninvasive tools that can meaningfully improve patient care and clinical decision-making.”

“We believe this collaboration strengthens our position at the intersection of women’s health, artificial intelligence, and precision medicine, while enhancing our ability to generate clinically meaningful data through expanded research access and collaboration with one of the world’s premier healthcare and research institutions,” said Michelle Snider, SVP Product Commercialization and Innovation.

“This Agreement reflects the continued evolution of Aspira’s scientific and platform strategy,” said Dr. Pappas, Chief Scientific Officer of Aspira Women’s Health. “By combining Cleveland Clinic’s translational research expertise with Aspira’s AI-enabled multiomic platform, we believe we can accelerate the development of innovative diagnostic approaches designed to improve both clinical performance and healthcare outcomes. We are building a scalable scientific framework capable of supporting multiple future applications across women’s health. The comprehensive Agreement represents a transformative advancement of Aspira's proprietary platform technology, bringing together large-scale biomarker discovery such as proteins and microRNAs, AI-driven computational modeling, and scalable, highly specific nucleic acid detection infrastructure.”

About Aspira Women's Health Inc.

Aspira Women's Health Inc. is dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

OvaWatch® and Ova1Plus® are offered to clinicians as OvaSuite℠. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer risk for the 1.2+ million American women diagnosed with an adnexal mass each year. OvaWatch provides a negative predictive value of 99% and is used to assess ovarian cancer risk for women where initial clinical assessment indicates the mass is indeterminate or benign, and thus surgery may be premature or unnecessary. Ova1Plus is a reflex process of two FDA-cleared tests, Ova1® and Overa®, to assess the risk of ovarian malignancy in women with an adnexal mass planned for surgery.

Our in-development test pipeline will expand our ovarian cancer portfolio and address the tremendous need for non-invasive diagnostics for endometriosis, a debilitating disease that impacts millions of women worldwide. In ovarian cancer, we intend to combine microRNA and protein biomarkers with patient data to further enhance the sensitivity and specificity of our current tests. In endometriosis, we have developed the first-ever non-invasive test designed to identify endometriomas, one of the most commonly occurring forms of severe endometriosis. Through our ongoing endometriosis development program, we are combining microRNA and protein biomarkers with patient data, with the intent of identifying all endometriosis independent of disease location or severity.

About Cleveland Clinic

Cleveland Clinic is a nonprofit multi-specialty academic medical center that integrates clinical and hospital care with research and education. Founded in 1921 by four renowned physicians with a vision of providing outstanding patient care based upon the principles of cooperation, compassion and innovation, Cleveland Clinic has pioneered many medical breakthroughs, including coronary artery bypass surgery and the first face transplant in the United States. Cleveland Clinic is consistently recognized in the U.S. and throughout the world for its expertise and care. Among Cleveland Clinic’s 83,000 employees worldwide are more than 6,600 salaried physicians and researchers, and 21,900 registered nurses and advanced practice providers, representing 140 medical specialties and subspecialties. Cleveland Clinic is a 6,725-bed health system that includes a 173-acre main campus near downtown Cleveland, 23 hospitals, 300 outpatient facilities, including locations in northeast Ohio; Florida; Las Vegas, Nevada; Toronto, Canada; Abu Dhabi, UAE; and London, England. In 2025, there were 15.9 million outpatient encounters, 343,000 hospital admissions and observations, and 336,000 surgeries and procedures throughout Cleveland Clinic’s health system. Visit us at clevelandclinic.org. Follow us at x.com/CleClinicNews. News and resources are available at newsroom.clevelandclinic.org.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include statements regarding, among other things, the timing and completion of any products in the development pipeline and other statements that are predictive in nature, and whether the marketing of the OvaSuite portfolio will prove successful. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "designed to," "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," and other words of similar meaning and the use of future dates. These and additional risks and uncertainties are described more fully in the Company's filings with the SEC, including those factors identified as "Risk Factors" in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Aspira presently does not know, or that Aspira currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspira's expectations, plans, or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company's assessments to change. However, while Aspira may elect to update these forward-looking statements at some point in the future, Aspira expressly disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Aspira's assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contact:

Jenene Thomas
CEO, JTC IR
AWHL@jtcir.com
(908) 824-0775